SECOND AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Second Amendment") is made as of July 2, 2014 by and among BGF HOMES, LLC, a Florida limited liability company, CJJ DEVELOPMENT II, LLC, a Florida limited liability company, DCCF PROPERTIES, LLC, a Florida limited liability company, NBJW PROPERTIES, LLC, a Florida limited liability company, NORTH JACKSONVILLE RENTALS, LLC, a Florida limited liability company, RAMS REAL ESTATE HOLDINGS, LLC, a Florida limited liability company, and OBADIAH G. DORSEY, an individual, (collectively, “Seller”) and REVEN HOUSING FLORIDA, LLC, a Delaware limited liability company (“Buyer”) as assignee of REVEN HOUSING REIT, INC., a Maryland corporation (the “Original Buyer”), with reference to the following recitals.

RECITALS

A.           Seller and Original Buyer entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated May 5, 2014 (“Agreement”) pursuant to which Seller agreed to sell and Original Buyer agreed to purchase from Seller, forty-nine (49) single family homes in the city of Jacksonville, Florida (the “Property”).

B.           Seller and Original Buyer executed the First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (the “First Amendment”) on June 25, 2014 to adjust the Purchase Price and create an Escrow Holdback.

C.           Seller and Original Buyer have agreed to again amend the Agreement to assign Original Buyer’s interest in the Agreement to Buyer, and to delay the purchase of three (3) of the homes making up the Property until such time as Seller has leased such homes as described herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1.          Definitions. All initially-capitalized terms used in this Second Amendment without definition shall have the meanings given such terms in the Agreement or First Amendment.

2.          Assignment. Pursuant to Agreement Section 22(g), Original Buyer hereby assigns its interest in the Agreement to Buyer.

1

3.          Delayed Purchase. The following homes listed in Agreement Exhibit A are subject to a delayed purchase as described in this section: (1) 10706 Pine Estates Road East, (2) 10575 Pine Estates Road East, and (3) 9015 Madison Avenue, (collectively, the “Delayed Homes”). The Delayed Homes will not be part of the Closing and may instead be purchased individually or collectively by Buyer if Seller is able to lease such homes as described herein. Subject to Section 4 below, Buyer shall instruct Escrow Holder to release funds equal to the Assigned Home Price for each of the Delayed Homes which Buyer deems to have been leased according to the following criteria: (i) Seller has received a security deposit of at least one (1) month’s rent, (ii) a tenant has signed a lease agreement with a move-in date not more than fifteen (15) days from the date of such lease agreement, (iii) the monthly rental for 10706 Pine Estates Road East is at least Eight Hundred Fifty and 00/100 ($850.00), and/or the monthly rental for 10575 Pine Estates Road East is at least Eight Hundred Ninety Five and 00/100 ($895.00), and/or the monthly rental for 9015 Madison Avenue is at least Eight Hundred Fifty and 00/100 Dollars ($850.00), and (iv) the home is occupied by such lessee. Seller shall provide sufficient back up documentation reasonably satisfactory to Buyer to demonstrate that such conditions have been satisfied.

4.          Delayed Purchase Outside Date. Seller shall have sixty (60) days from the date of this Second Amendment to lease up the Delayed Homes as described in Section 3 above. If upon the expiration of such sixty (60) day period Seller has failed to lease up one or more of the Delayed Homes as described in Section 3 above, Buyer shall have the option to purchase such homes at the aggregate Assigned Home Price for such homes by giving Seller written notice of Buyer’s intent to purchase such homes not later than five (5) days after the expiration of such sixty (60) day period. If Buyer does not give Seller such notice as described herein, Escrow Holder shall return to Buyer all of Buyer’s funds remaining in Escrow Holder’s custody at that time, and Buyer shall be relieved of its obligation to purchase the Delayed Homes, and Buyer and Seller shall be relieved of all obligations to each other, except for such obligations which expressly survive the Agreement, the First Amendment, and this Second Amendment. (10706 Pine Estates Rd E is subject to 90 days)

5.          Return of Escrow Holdback Funds. If Seller has not completed all Holdback Repairs within the thirty (30) day period allotted to Seller for such repairs, all remaining Holdback Funds not already spent on the Holdback Repairs shall immediately be refunded by Escrow Holder to Buyer upon the expiration of such thirty (30) day period.

6.          Governing Law. This Second Amendment shall be governed by the laws of the State of Florida.

7.          Full Force and Effect. Except as modified herein, Buyer and Seller agree and affirm that the Agreement remains in full force and effect.

8.          Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this Second Amendment shall constitute an original for all purposes.

2

9.          Miscellaneous. This Second Amendment, together with the First Amendment and Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of the Second Amendment, the First Amendment, and the Agreement, the provisions of this Second Amendment shall govern and control. This Second Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

[Remainder of this page deliberately left blank]

3

IN WITNESS WHEREOF, Buyer and Seller have caused this Second Amendment to be duly executed on their behalfs as of the day and year first stated above.

SELLER

BGF HOMES, LLC, a Florida limited liability company

By:	/s/ Bob L. Greene
Name:	Bob L. Greene
Its:

CJJ DEVELOPMENT II, LLC, a Florida limited liability company

By:	/s/ Rob Udell
Name:	Rob Udell
Its:	CFO

DCCF PROPERTIES, LLC, a Florida limited liability company

By:	/s/ Chris Funk
Name: Chris Funk
Its:	Member

NBJW PROPERTIES, LLC, a Florida limited liability company

By:	Chris Funk
Name:	Chris Funk
Its:	Member

NORTH JACKSONVILLE RENTALS, LLC, a Florida limited liability company

By:	Chris Funk
Name:	Chris Funk
Its:	Member

4

RAMS REAL ESTATE HOLDINGS, LLC, a Florida limited liability company

By:	/s/ Amal Soni
Name:	Amal Soni
Its:

OBADIAH G. DORSEY, an individual

/s/ Obadiah G. Dorsey

BUYER

Reven HOUSING FLORIDA, LLC, a Delaware limited liability company

By:	/s/ Thad Meyer
Thad Meyer
Chief Financial Officer

ORIGINAL BUYER

Reven HOUSING REIT, INC., a Maryland corporation

By:	/s/ Thad Meyer
Thad Meyer
Chief Financial Officer

5